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                                                                    Exhibit 10.7


                           BELDEN & BLAKE CORPORATION
                     1999 CHANGE IN CONTROL PROTECTION PLAN
                                FOR KEY EMPLOYEES

Article I.  GENERAL STATEMENT OF PURPOSE.

                  This Belden & Blake Corporation 1999 Change in Control Severance Pay Plan for Key Employees is designed to assure fair treatment of Key Employees (as defined below) in the event of a Change in Control (as defined below). In such circumstances, it would permit Key Employees to make critical career decisions in an atmosphere free of time pressure and financial uncertainty, increasing their willingness to remain with Belden & Blake Corporation notwithstanding the outcome of a possible Change in Control.

Article II.  DEFINITIONS.

                  Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates otherwise:

                  Section 2.1 APPLICABLE PERIOD. Each Key Employee shall be notified in writing of his or her Applicable Period.
                  Section 2.2 BASE SALARY. The term "Base Salary" shall mean, with respect to each Key Employee, the monthly rate of base compensation of such Key Employee in effect immediately prior to the Change in Control or at such higher rate as may be in effect immediately prior to the Key Employee's termination of employment. "Base Salary" shall include any portion of the Key Employee's annual base compensation the receipt of which the Key Employee has elected to defer.
                  Section 2.3 BOARD. The term "Board" shall mean the board of directors of the Corporation.
                  Section 2.4 CAUSE. The term "Cause" shall mean that, prior to any termination of employment pursuant to Section 3.1, the Key Employee shall have committed:

                           (i)      (a)  an intentional act of fraud,
                                         embezzlement or theft in connection
                                         with his or her duties or in the course
                                         of his employment with the Company;

                                    (b)  intentional wrongful damage to property
                                         of the Company; or

                                    (c)  intentional wrongful disclosure of
                                         secret processes or confidential
                                         information of the Company; and

                           (ii) and any such act shall have been materially
                                harmful to the Company.

               For purposes of the Plan, no act or failure to act on the part of the Key Employee shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done or omitted to be done by the Key Employee not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Key Employee shall not be deemed to have been terminated for "Cause" hereunder unless and until there shall have been delivered to the Key Employee a copy of a resolution duly adopted by the affirmative vote of not less than three quarters of the Board then in office at a meeting of the Board called and held for such purpose, after reasonable notice to the Key Employee and an opportunity for the Key Employee, together with his counsel (if the Key Employee chooses to have counsel present at such meeting), to be heard before the


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Board, finding that, in the good faith opinion of the Board, the Key Employee had committed an act constituting "Cause" as herein defined and specifying the particulars thereof in detail. Nothing herein will limit the right of the Key Employee or his beneficiaries to contest the validity or propriety of any such determination.
                  Section 2.5 CHANGE IN CONTROL. The term "Change in Control" shall mean the following and shall be deemed to occur if:
                           (i) Prior to the occurrence of an underwritten public offering of the Company's equity securities, any of the following events occurs:
                                    (A) Any individual, entity or group (within
                                        the meaning of Section 13(d)(3) or
                                        14(d)(2) of the Securities Exchange Act
                                        of 1934, as amended) (each, a "Person"), other than a Permitted Holder, becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50% or more of either the then outstanding shares of common stock ("Outstanding Common Stock") or the combined voting power of the
                                        Corporation's then outstanding Voting
                                        Stock; or
                                    (B) Consummation by the Corporation of the
                                        sale or other disposition by the
                                        Corporation of all or substantially all
                                        of the Corporation's assets or a merger, consolidation or other reorganization of the Corporation with any other Person, other than:
                                        (3) a merger, consolidation or
                                            other reorganization that would
                                            result in the Voting Stock of the
                                            Corporation outstanding immediately
                                            prior thereto (or, in the case of a
                                            reorganization or merger or
                                            consolidation that is preceded or
                                            accomplished by an acquisition or
                                            series of related acquisitions by
                                            any person, by tender or exchange
                                            offer or otherwise, of Voting Stock
                                            representing 50% or more of the
                                            combined voting power of all
                                            securities of the Corporation,
                                            immediately prior to such
                                            acquisition or the first acquisition
                                            in such series of acquisitions)
                                            continuing to represent, either by
                                            remaining outstanding or by being
                                            converted into voting securities of
                                            another entity, more than 50% of the
                                            combined voting power of the Voting
                                            Stock of the Corporation or such
                                            other entity outstanding immediately
                                            after such reorganization or merger
                                            or consolidation (or series of
                                            related transactions involving such
                                            a reorganization or merger or
                                            consolidation), or

                                        (4) a merger, consolidation or other
                                            reorganization effected to implement
                                            a recapitalization or
                                            reincorporation of the Corporation
                                            (or similar transaction) that does
                                            not result in a material change in
                                            beneficial ownership of the Voting
                                            Stock of the Corporation or its
                                            successor.


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                           (ii)     following the occurrence of an underwritten
                                    public offering of the Corporation's equity securities, any of the following events occur:

                                    (A)     the acquisition in one or more
                                            transactions by any Person, other
                                            than a Permitted Holder, of
                                            beneficial ownership (within the
                                            meaning of Rule 13d-3 promulgated
                                            under the Securities Exchange Act of
                                            1934, as amended) of greater than
                                            thirty percent (30%) of the
                                            Outstanding Common Stock or the
                                            Corporation's Voting Stock; or

                                    (B)     the consummation of a merger,
                                            reorganization, consolidation, share
                                            exchange, transfer of assets or
                                            other transaction having similar
                                            effect involving the Corporation,
                                            unless, following such transaction,
                                            stock possessing at least fifty
                                            percent (50%) of the Outstanding
                                            Common Stock and the outstanding
                                            Voting Stock of the Corporation
                                            resulting from such transaction is
                                            beneficially owned, directly or
                                            indirectly, by Permitted Holders, or
                                            Persons who were beneficial owners
                                            of the Outstanding Common Stock and
                                            the Corporation's Voting Stock,
                                            respectively, immediately prior to
                                            such transaction; or

                                    (C)     individuals who are members of the
                                            Board of the Corporation as of the
                                            Effective Date of this Agreement
                                            (the "Incumbent Directors") cease
                                            for any reason to constitute at
                                            least a majority of the members of
                                            the Board; provided, however, that
                                            any individual becoming a director
                                            subsequent to the date of this
                                            Agreement whose appointment to the
                                            Board or nomination for election by
                                            the Corporation was approved by a
                                            vote of at least a majority of the
                                            Incumbent Directors then in office
                                            (unless such appointment or election
                                            was at the request of an unrelated
                                            third party who has taken steps
                                            reasonably calculated to result in a
                                            Change in Control as described in
                                            paragraphs (A) or (B) above and who
                                            has indicated publicly an intent to
                                            seek control of the Corporation)
                                            shall be treated from the date of
                                            his or her appointment or election
                                            as an Incumbent Director; or

                                    (D)     consummation of a complete
                                            liquidation or dissolution of the
                                            Corporation.

         For purposes of this Agreement, "Permitted Holders" means (i) TPG Partners II, L.P., TPG Parallel II, L.P. and TPG Investors II, L.P. (the "Investors"), (ii) any investment partnership or fund management by the principals of TPG II, (iii) any partners of the Investors, (iv) members of the immediate family of the persons described in (iii) and trusts for the benefit of members of their immediate family, (iv) the respective affiliates (within the meaning ascribed to such term in Rule 405 of the Securities Act of 1933, as amended) of Persons described in this Section 2.5, and (v) any Person acting in the capacity of an underwriter in connection with a public or private offering of the

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Corporation's equity securities. Notwithstanding any provision of this Section
2.5 to the contrary, a Change in Control shall not be deemed to occur as a result of the Company's formation of a royalty trust or the transfer of assets of the Company to such a royalty trust.
                      Section 2.6 CODE. The term "Code" shall mean the Internal Revenue Code of 1986, as amended.
                      Section 2.7 COMMITTEE. The term "Committee" shall mean the Compensation Committee of the Board.
                      Section 2.8 COMPANY. The term "Company" shall mean the Corporation and its Subsidiaries.
                      Section 2.9 CORPORATION. The term "Corporation" shall mean the Belden & Blake Corporation, an Ohio corporation, and any Successor.
                      Section 2.10 DATE OF TERMINATION. The term "Date of Termination" shall mean the effective date of a Key Employee's termination of employment other than termination for Cause.
                      Section 2.11 EFFECTIVE DATE. The term "Effective Date" shall mean August 12, 1999.
                      Section 2.12 KEY EMPLOYEE. The term "Key Employee" shall mean each of the employees of the Company who is notified in writing of his or her eligibility to participate in this Plan. Notwithstanding the foregoing, employees who would otherwise be Key Employees shall not be Key Employees for purposes of the Plan if they have entered into an employment agreement, severance agreement or similar arrangement with the Company providing for the payment of severance compensation in specified circumstances following a Change in Control.
                      Section 2.13 PLAN. The term "Plan" shall mean Belden & Blake Corporation 1999 Change in Control Protection Plan for Key Employees.
                      Section 2.14 SEVERANCE PAY. The term "Severance Pay" shall mean the amount payable as set forth in Section 3.2 of the Plan.
                      Section 2.15 SUBSIDIARY. The term "Subsidiary" shall mean an entity in which the Corporation directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock.
                      Section 2.16 SUCCESSOR. The term "Successor" shall mean another corporation or unincorporated entity or group of corporations or unincorporated entities that acquires ownership, directly or indirectly, of all or substantially all of the assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise.
                      Section 2.17 VOTING STOCK. The term "Voting Stock" shall mean securities entitled to vote generally in the election of directors.
Article III.  SEVERANCE BENEFITS
                      Section 3.1  ELIGIBILITY.

                      (a) A Key Employee will be eligible for Severance Pay under the Plan if within six (6) months prior to the occurrence of a Change of Control or within two (2) years after the occurrence of a Change in Control:
                           (i) The Key Employee's employment with the
                           Company is terminated by the Company other than for Cause; or

                           (ii) The Key Employee resigns from his or her employment with the Company following the occurrence of any of the following events:

                                    (A) A reduction in the Key Employee's Base
                           Salary in effect immediately prior to the Change in Control or a material reduction or termination of medical benefit coverage to which the Key Employee or his dependents were entitled immediately prior to the Change in Control;


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                           or
                                    (B) The Company requires the Key Employee to
                           change his or her principal location of work to any location which is in excess of 40 miles from the location thereof immediately prior to the Change in Control; or

                                    (C) a substantial and adverse change in the
                           Key Employee's status or position as a key employee of the Company, or a substantial reduction in the duties and responsibilities previously exercised by the Key Employee, except in connection with the termination of the Key Employee's employment for Cause or permanent disability, or as a result of the Key Employee's death.

                  (b) Notwithstanding the provisions of Section 3.1(a), a Key Employee will not be eligible for Severance Pay under the Plan if the Key Employee's employment with the Company is terminated by the Company prior to the occurrence of a Change in Control under circumstances constituting "cause" as defined in the Belden & Blake Corporation 1999 Severance Pay Plan.
                  Section 3.2 SEVERANCE PAY. Each Key Employee who is terminated under the circumstances described in Section 3.1 shall, within five (5) business days after such termination, receive Severance Pay from the Company in a lump sum payment (the "Severance Payment") in an amount equal to the Key Employee's Base Salary times the number of months in the Applicable Period.
                  Section 3.3 LIMITATION AND INDEMNIFICATION. (a) Notwithstanding anything in the Plan to the contrary, the Company shall not be obligated to pay to any Key Employee any amount of money which is in excess of the then maximum amount which the Company can deduct for federal income tax purposes.
                  (b) Without limiting the generality of paragraph (a) of this Section, if any Key Employee is a "disqualified individual", as defined in Section 280G(c) of the Code, the present value of payments under the Plan made to the Key Employee shall not in the aggregate be greater than the excess, if any, of (i) 299% of the Key Employee's "base amount", as determined under
                  Section 280G of the Code, over (ii) the aggregate present value of all payments outside of this Plan that are in the nature of compensation (other than the payments under the Plan) to or for the Key Employee's benefit that are considered "contingent on a change" in ownership or control of the Corporation as determined under Section 280G(b)(2) of the Code. If the application of the preceding sentence should require a reduction in benefits, such reduction shall be implemented by reducing any cash benefits to the extent necessary. In each case, the reductions shall be made starting with the latest payment. In no event, however, will any benefit be reduced to the extent such benefit is specifically excluded by Section 280G(b) of the Code as a "parachute payment" or as an "excess parachute payment". Any decisions regarding the requirement or implementation of such reductions shall be made by tax counsel selected by the Corporation's independent accountants and acceptable to the Key Employee.
                  (c) Unless otherwise prohibited by applicable law, if, notwithstanding the application of paragraph (b) of this Section, an amount paid to the Key Employee under the Plan is subject to the excise tax imposed by Section 4999 of the Code, the Company shall pay to the Key Employee an additional amount in cash (the "Additional Payment") equal to the amount


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                  necessary to cause the aggregate remuneration received by the
                  Key Employee under the Plan, including such additional cash payment (net of all federal, state and local income taxes and all taxes payable as the result of the application of Sections 280G and 4999 of the Code to be equal to the aggregate remuneration the Key Employee would have received, excluding such Additional Payment (net of all federal, state and local income taxes), as if Sections 280G and 4999 of the Code had not been enacted into law.
                  Section 3.4 MITIGATION. A Key Employee shall not be required to mitigate the amount of any Severance Payment provided for in the Plan by seeking other employment or otherwise.
                  Section 3.5 TIMING OF SEVERANCE PAY, ETC. Severance Pay and any Additional Payment shall not be included as earnings for the purpose of calculating contributions or benefits under any employee benefit plan of the Company. Severance Pay and the Additional Payment shall not be made from any benefit plan funds, and shall constitute an unfunded unsecured obligation of the Company. Severance Pay shall be paid in a lump sum on the Date of Termination or promptly thereafter. The Additional Payment shall be paid in a lump sum as soon as practicable after the amount of such Payment has been calculated. Severance Pay and the Additional Payment shall be net of any income, excise or employment taxes which are required to be withheld from such payment.
                  Section 3.6 RELEASE. Payment of the Severance Pay and any Additional Payment as set forth in Section 3.2 and Section 3.3
                  (c) respectively, to a Key Employee is conditioned upon the Key Employee executing and delivering a release satisfactory to the Corporation releasing the Company from any and all claims, demands, damages, actions and/or causes of action whatsoever, which he or she may have had on account of the termination of his or her employment, including, but not limited to claims of discrimination, including on the basis of sex, race, age, national origin, religion, or handicapped status (with all applicable periods during which the Employee may revoke the release or any provision thereof having expired), and any and all claims, demands and causes of action for retirement (other than under the Belden & Blake Corporation Employees 401(k) Profit Sharing Plan or under any "welfare benefit plan" of the Company (as the term "welfare benefit plan" is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended)), severance or other termination pay. Such release shall not, however, apply to the ongoing obligations of the Company arising under the Plan, or rights of indemnification the Employee may have under the Company's policies or by contract or by statute.
                  Section 3.7 CONFIDENTIALITY; CONFIDENTIAL INFORMATION. Payment of Severance Pay and any Additional Payment as set forth in
                  Section 3.2 and Section 3.3(c), respectively, to a Key Employee is conditioned upon the Key Employee agreeing in writing with the Company that:
                  (a) The Key Employee acknowledges and agrees that in the performance of his of her duties as an employee of the Company, he or she was brought into frequent contact with, had access to, and became informed of confidential and proprietary information of the Company and/or information which is a trade secret of the Company (collectively, "Confidential Information"), as more fully described in Subsection (b) of this Section. The Key Employee acknowledges and agrees that the Confidential Information of the Company gained by the Key Employee during his association with the Company was developed by and/or for the


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                  Company through substantial expenditure of time, effort and money and constitutes valuable and unique property of the Company.

                  (b) The Key Employee will keep in strict confidence, and will not, directly or indirectly, at any time, disclose, furnish, disseminate, make available, use or suffer to be used in any manner any Confidential Information of the Company without limitation as to when or how the Key Employee may have acquired such Confidential Information. The Key Employee specifically acknowledges that Confidential Information includes any and all information, whether reduced to writing (or in a form from which information can be obtained, translated, or derived into reasonably usable form), or maintained in the mind or memory of the Key Employee and whether compiled or created by the Company, which derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from the disclosure or use of such information, that reasonable efforts have been put forth by the Company to maintain the secrecy of Confidential Information, that such Confidential Information is and will remain the sole property of the Company, and that any retention or use by the Key Employee of Confidential Information after the termination of the Key Employee's employment with and services for the Company shall constitute a misappropriation of the Company's Confidential Information.
                  (c) The Key Employee further agrees that he or she shall return, within ten (10) days of the effective date of his or her termination as an employee of the Company, in good condition, all property of the Company then in his or her possession, including, without limitation, (i) property, documents and/or all other materials (including copies, reproductions, summaries and/or analyses) which constitute, refer or relate to Confidential Information of the Company,
                  (ii) keys to Company property, (iii) files and (iv) blueprints or other drawings.
                  (d) The Key Employee further acknowledges and agrees that his or her obligation of confidentiality shall survive until and unless such Confidential Information of the Company shall have become, through no fault of the Key Employee, generally known to the public or the Key Employee is required by law (after providing the Company with notice and opportunity to contest such requirement) to make disclosure. The Key Employee's obligations under this Subsection are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which the Key Employee may have to the Company under general legal or equitable principles or statutes.
Article IV.  SUCCESSORS, ASSIGNMENT, REMEDIES AND WITHHOLDING TAXES
                  Section 4.1  SUCCESSORS AND BINDING EFFECT.
                  (a) The Company shall require any Successor to assume and agree to perform the obligations under the Plan in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. The Plan shall be binding upon and inure to the benefit of the Company and any Successor to the Company, but shall not otherwise be assignable, transferable or delegable by the Company.
                  (b) The rights under the Plan shall inure to the benefit of and be enforceable by the Key Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.
                  (c) The rights under the Plan are personal in nature and neither the Company nor any Key Employee shall, without the consent of the other, assign, transfer or delegate the Plan or any rights or obligations hereunder except as expressly provided in this Section. Without limiting the


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                  generality of the foregoing, a Key Employee's right to receive payments hereunder shall not be assignable, transferable or delegable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by his or her will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section, the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.
                  (d) The obligation of the Company to make payments hereunder shall represent an unsecured obligation of the Company.
                  (e) The Corporation and each Key Employee recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Corporation and each Key
                  Employee hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus or other appropriate remedy to enforce performance of obligations under the Plan.
                  Section 4.2 WITHHOLDING OF TAXES. The Company may withhold from any amounts payable under the Plan all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.
Article V.  DURATION, AMENDMENT AND TERMINATION
                  Section 5.1 DURATION. If a Change in Control has not occurred, the Plan shall expire three (3) years from the Effective Date, unless extended for an additional period or periods by resolution adopted by the Board in its discretion at any time during the term of the Plan.
                  Section 5.2 AMENDMENT. The Corporation reserves the right, at any time prior to the occurrence of a Change in Control, to amend, modify, change or terminate this Plan or any award hereunder at any time with or without notice or any liability to Key Employees. The Plan shall not be amended, modified, changed or terminated after the occurrence of a Change in Control without the written consent of each Key Employee.

Article VI.  ADMINISTRATION OF THE PLAN

                  Section 6.1 IN GENERAL. For the purposes of the Employee Retirement Income Security Act of 1974, the Plan shall be administered by the Corporation, which shall be named fiduciary under the Plan. The Corporation shall have the sole and absolute discretion to interpret where necessary all provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities, in the language of the Plan), to determine the rights and status under the Plan of Key Employees or other persons, to resolve questions or disputes arising under the Plan and to make any determinations with respect to the benefits payable hereunder and the persons entitled thereto as may be necessary for the purposes of the Plan. Without limiting the generality of the forgoing, the Corporation is hereby granted the authority (i) to determine whether a particular employee is a "Key Employee" under the Plan and (ii) to determine whether a particular Key Employee is eligible for Severance Pay and any Additional Payment under the Plan.
                  Section 6.2 DELEGATION OF DUTIES. The Corporation may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of Severance Pay and any Additional Payment, to named administrator or administrators.



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                  Section 6.3 REGULATIONS. The Corporation shall promulgate any rules and regulations it deems necessary in order to carry out the purposes of the Plan or to interpret the terms and conditions of the Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan.
                  Section 6.4 CLAIMS PROCEDURE. The Corporation shall determine the rights of any employee of the Company to any Severance Pay or an any Additional Payment hereunder.
                  (a) Any employee or former employee of the Company who believes that he or she is entitled to receive Severance Pay and any Additional Payment under the Plan, including other than that initially determined by the Corporation, may file a claim in writing with the Vice President of Human Resources of the Corporation. The Corporation shall, no later than ninety
                  (90) days after the receipt of a claim, either allow or deny the claim by written notice to the claimant. If a claimant does not receive written notice of the Corporation's decision on his or her claim within such 90-day period, the claim shall be deemed to have been denied in full. A denial or partial of a claim by the Company shall be dated (the "Determination Date"), signed by the Corporation and written in a manner calculated to be understood by the claimant and shall include:
                  (i) the specific reason or reasons for the denial;
                           (ii) specific reference to pertinent Plan provisions on which the denial is based;
                           (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and
                           (iv) an explanation of the claim review procedure.
                  (b) A claimant whose claim is denied (or his of her duly authorized representative) may, within sixty (60) days after receipt of denial of his or her claim, request a review of such denial by the Corporation by filing with the Secretary of the Corporation a written request for review of his or her claim. If the claimant does not file a request for review with the Corporation within such 60-day period, then the claimant shall be deemed to have acquiesced in the original decision of the Corporation on his or her claim. If a written request for review is so filed within such 60-day period, then the Corporation shall conduct a full and fair review of such claim. During such full review, the claimant or his or her duly authorized representative shall be given the opportunity to review documents that are pertinent to his or her claim and to submit issues and comments in writing. The Corporation shall notify the claimant of its decision on review within sixty (60) days after receipt of a request for review unless special circumstances, including the advisability of a hearing, require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. All applicable governmental regulations regarding claims and review shall be observed by the Corporation in connection with its administration of the Plan. Notice of the decision on review shall be in writing signed by the Corporation and written in a manner calculated to be understood by the claimant and shall include: (i) the specific reason or reasons for the decision; and (ii) specific references to the pertinent Plan provisions on which the decision is based. If the decision on review is not furnished to the claimant within such 60-day period, the claim shall be deemed to have been denied on review. All decisions of the Corporation on review are final.
                  Section 6.5 REVOCABILITY OF ACTION. Any action taken by the Corporation

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                  with respect to the rights or benefits under the Plan of any employee shall be revocable by the Corporation as to payments or distributions not yet made to such person, and acceptance of Severance Pay and any Additional Payment under the Plan constitutes acceptance of and agreement to the Corporation making any appropriate adjustments in future payments or distributions to such person to offset any excess or underpayment previously made to him or her.
                  Section 6.6 EXECUTION OF RECEIPT. Upon receipt of any Severance Pay and any Additional Payment hereunder, the Corporation reserves the right to require any Key Employee to execute a receipt evidencing the amount and payment of such Severance Pay and any Additional Payment.

Article VII.  MISCELLANEOUS

                  Section 7.1 NO RIGHT TO EMPLOYMENT. Nothing expressed or implied in the Plan shall create any right or duty on the part of the Company or the Key Employee to have the Key Employee remain in the employment of the Company at any time prior to a Change in Control. Any termination of employment of the Key Employee or the removal of the Key Employee from the office or position in the Company prior to a Change in Control but following the commencement of any discussion with any third person that ultimately results in a Change in Control shall be deemed to be a termination or removal of the Key Employee after a Change in Control for purposes of the Plan.
                  Section 7.2 GOVERNING LAW. The validity, interpretation, construction and performance of the Plan shall be governed by the laws of the State of Ohio, without giving effect to the principals of conflict of laws of such State.
                  Section 7.3 VALIDITY. If any provisions of the Plan or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of the Plan and the application of such provision to any other person or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.
                  Section 7.4 CAPTIONS. The captions in the Plan are for convenience of reference only and do not define, limit or describe the scope or intent of the Plan or any part hereof and shall not be considered in any construction hereof.
                  Section 7.5 OTHER PLANS. This Plan and the Belden & Blake Corporation 1999 Change in Control Protection Plan for Regular Employees are intended to replace in their entirety as of the Effective Date the Belden & Blake Corporation Severance Pay Plan, effective October 1, 1996, the Severance Pay Plan for Key Employees of Belden & Blake Corporation (Tier I Employees), effective October 1, 1996, and the Severance Agreements, dated as of October 25, 1996, between the Corporation and certain employees designated as Tier II or Tier III Employees. Such prior Plans and Agreements are terminated as of the Effective Date. Individual Severance Agreements between the Corporation and certain employees designated as Tier III Employees shall remain in effect in accordance with their respective terms until the expiration date thereof, June 27, 2000.
                  Section 7.6  PLAN INFORMATION.

                  (a) PLAN SPONSOR: The plan is sponsored by Belden & Blake Corporation; Telephone: (330) 499-1660.

                  (b) PLAN ADMINISTRATOR: Belden & Blake Corporation is the plan administrator. The plan administrator makes the rules and regulations necessary to administer the plan. The plan administrator shall have the responsibility and discretionary authority to interpret the terms of this Plan, to determine eligibility for benefits and to determine the amount of the benefits. The interpretations and determinations of the plan administrator shall be final and binding, unless determined by a court of competent jurisdiction to be arbitrary and capricious.

                  (c) AGENT FOR LEGAL PROCESS: Joseph M. Vitale is the agent for service of legal process. Any communications should be sent to Joseph M. Vitale at the following address:

                  Belden & Blake Corporation
                  5200 Stoneham Road
                  North Canton, Ohio  47720

Legal process may also be served on the plan administrator at the following address:

                  Belden & Blake Corporation
                  5200 Stoneham Road
                  North Canton, Ohio 47720

                  (d) PLAN YEAR: The records of the plan are kept on a calendar year basis.

                  (e) IDENTIFICATION NUMBER: If an employee needs to discuss the plan with a federal government agency, he should reference the plan number,
511. Belden & Blake Corporation's employer identification number is 34-1021371.





                  IN WITNESS WHEREOF, Belden & Blake Corporation has caused the Plan to be executed as of the 12th day of August 1999.

ATTEST:                                        BELDEN & BLAKE CORPORATION




                                               By: /s/John L. Schwager


                                               Title: Chief Executive Officer